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EXHIBIT 5.3

LETTER OF CONSENT

TO:    UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:    CENOVUS ENERGY INC. — REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Cenovus Energy Inc.'s oil and gas reserves and contingent resources as at December 31, 2011, and the information derived from our reports, in the Registration Statement on Form F-10 of Cenovus Energy Inc.

Yours truly,
GLJ PETROLEUM CONSULTANTS LTD.
/s/ TERRY L. AARSBY Terry L. Aarsby, P. Eng. Vice President
Calgary, Alberta June 6, 2012

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 o (403) 266-9500 o Fax (403) 262-1855 o GLJPC.com

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  EXHIBIT 5.3